Exhibit 10.16

Trademark License Contract

Licensor:	Wu Qingqing (hereinafter referred to as “Party A”);

Licensee:	Jinjiang Yinglin Jinduren Dress Co., Ltd. (hereinafter referred to as “Party B”)

Whereas:

1.           Party A is the legal and registered owner of the registered trademark “劲都人” & design with the registered number 4247545;

2.           Party A agrees to irrevocably grant Party B and its subsidiaries (collectively, the “Party B”) a license to use the aforesaid trademark for free in People’s Republic of China (the “PRC”, in this contract, excluding Hong Kong, Macau and Taiwan).

Therefore, for the purpose of specifying rights and obligations of both Party A and Party B, in accordance with relevant provisions of the Trademark Law of the People’s Republic of China and its Implementation Rules, Party A and Party B, on the basis of mutual consultations, have entered into the following contract (this “Contract”) as to the trademark license (the “Trademark License”):

I.
The trademark licensed by Party A (the “Licensed Trademark”) has been approved by and registered with the Trademark Office of State Administration of Industry and Commerce of PRC (the “Trademark Office”), details of which are set out as follows:

Serial number of the licensed trademark: No. 4247545

Classifications: 35

Scope of Merchandise:  advertisement, industry, industrial management, office business

II.	Scope of License. Party B is authorized to use the Licensed Trademark on the products, product packaging, advertisement and promotion, descriptions and other applications.

III.	Term of the Trademark License. Subject to the provisions set forth in Sections VII and VIII below, the term of the Trademark License under this Contract is perpetual.

IV.	The Trademark License under this Contract is royalty-free. Party B shall not have to pay Party A for the Trademark License.

V.	Rights and Obligations of both Parties

1.	Rights and obligations of Party A:

(i)	Party A shall warrant the legality of the Licensed Trademark;

(ii)	Party A is obligated to promote Licensed Trademark in a proper manner so as to strengthen the influence of Licensed Trademark;

(iii)	Party A is obligated to assist local governments and Party B in taking actions against tortious acts committed by other enterprises; and

(iv)	Party A shall have the right to supervise and inspect Party B in respect of the use of Licensed Trademark and correct mistakes made by Party B.

2.	Rights and obligations of Party B

(i)	Party B shall have the right to require Party A to cooperate in respect of lawsuits and taking actions against tortious acts committed by other enterprises;

(ii)
Party B shall be entitled to promote products by means of Licensed Trademark pursuant to the provisions of this Contract, and reasonably make the use of the Licensed Trademark for the benefits of Party B and the subsidiaries of Party B;

(iii)	Party B shall be obligated to observe trademark use norms stipulated in this Contract;

(iv)	Party B shall be obligated to expose tortious acts committed by other enterprises and to take action to effectively prevent these acts; and

(v)	Party B shall be obligated to protect the Licensed Trademark and observe relevant provisions concerning trademark use as required by Party A.

VI.	Trademark Use Norms

1.
Party B shall ensure the quality of products using the Licensed Trademark. Party B shall indicate the manufacturer and place of production, etc. on products using the Licensed Trademark.  The products and packaging using the Licensed Trademark shall be in compliance with relevant laws and regulations.

2.
The right to use the Licensed Trademark shall only be available to Party B and the subsidiaries of Party B.  Party B has no right to transfer such right to any third party or permit any third party to use the Licensed Trademark.

3.	Party B shall be obligated to accept supervision and unscheduled inspection by Party A in respect of the use of the Licensed Trademark.

4.
In the event that the products with the Licensed Trademark go beyond the scope of the usage rights provided in this Contract or do not satisfy the quality standards, such products shall not be released into market.

5.	Party B shall be obligated to protect the Licensed Trademark to keep it free from infringement and actively cooperate with efforts to prevent tortious acts.

VII.
Party B shall be entitled to unilaterally rescind this Contract if Party A commits any of the following actions; and in case of any loss sustained by Party B therefrom, Party B shall be entitled to compensation from Party A:

1.	failure to maintain the legality of the Licensed Trademark;

2.	failure to cooperate with Party B on efforts to prevent fake products from using the Licensed Trademark, which cause loss to Party B.

VIII.	Termination

1.	In the event that any Party breaches any provisions of this Contract and such breach conforms to the termination conditions, the other Party shall have the right to terminate this Contract;

2.	If Party A terminates its existence, then this Contract shall terminate.

IX.
Dispute Resolution and Enforceability.  This Contract is enforceable pursuant to the relevant laws and regulations of PRC.  Any dispute arising from or in connection with this Contract shall be resolved first through friendly negotiations; in case such dispute cannot be resolved through negotiation, then it shall be submitted to the People’s Court located at the registered address of Party A.

X.	Miscellaneous

1.	Party A shall file this Contract within three (3) months from the signing date to the Trademark Office; but the aforesaid filing shall not affect the effectiveness of this Contract.

2.
This Contract shall be signed in four originals and each party shall hold two copies. This Contract shall come into effect after signing by the representatives of both Parties, and this Contract is binding on both Party A and Party B.

Party A:	Wu Qingging

/s/ Wu Qingqing
Wu Qingqing
Signing Date: February 12, 2009

Party B:	Jinjiang Yinglin Jinduren Dress Co., Ltd.

(seal)

Authorized Representative (signature):	/s/ Wu Qingqing

Name:	Wu Qingqing

Title:	Executive Director

Signing Date: February 12, 2009